Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No.333-128227 on Form S-8 of SpectraScience, Inc. of our report dated March 30, 2016, relating to our audit of the consolidated financial statements as of and for the year ended December 31, 2015, which appear in this Annual Report on Form 10-K of SpectraScience, Inc. for the year ended December 31, 2015.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, UT

March 30, 2016